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                                                                     EXHIBIT 5.1


                       [O'MELVENY & MYERS LLP LETTERHEAD]



May 17, 2001


Procom Technology, Inc.
58 Discovery
Irvine, California 92618

                  RE:      REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:


         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission ("SEC") on January 26, 2001 (Registration No. 333-54462), together with Amendment No. 1 thereto filed by you with the SEC on May 17, 2001 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares of your Common Stock, $.01 par value (the shares comprising such amount being referred to herein as the "Shares"). We understand that the Shares will be offered and sold through Merrill Lynch & Co. acting as placement agent on a best efforts basis as described in the Registration Statement.


         We have examined originals or copies of those corporate and other records and documents we considered appropriate. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on your part, and, upon issuance and delivery against payment therefor in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any other jurisdiction.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                               Respectfully submitted,

                                               /s/ O'MELVENY & MYERS LLP
                                               ---------------------------------
                                                   O'MELVENY & MYERS LLP